                  WENDY'S INTERNATIONAL, INC. AND SUBSIDIARIES
                                   EXHIBIT 11
                   COMPUTATION OF NET INCOME PER COMMON SHARE


                                                              (In thousands, except per share data)
                                                               QUARTER ENDED         QUARTER ENDED
                                                               JUNE 29, 1997         JUNE 30, 1996
                                                               -------------         -------------
Weighted average number
   of common shares outstanding ...........................        115,007               110,726
   Shares issuable pursuant to employee stock option
       plans less shares assumed repurchased at the
       average market price ...............................          1,606                 2,372
   Shares issuable upon conversion of company-
       obligated mandatorily redeemable preferred
       securities .........................................          7,573                  --
   Shares issuable upon conversion of exchangeable
       shares .............................................         16,450                16,450
                                                                  --------              --------
NUMBER OF SHARES FOR COMPUTATION OF
   PRIMARY EARNINGS PER COMMON SHARE ......................        140,636               129,548
     Add net additional shares issuable pursuant to
       employee stock option plans at period-end
       market price .......................................             70                    59
     Add additional shares issuable
       assuming conversion of
       subordinated debentures ............................           --                   1,502
                                                                  --------              --------
NUMBER OF SHARES FOR COMPUTATION OF
   FULLY DILUTED EARNINGS  PER COMMON SHARE ...............        140,706               131,109
                                                                  ========              ========

Net income ................................................       $ 56,996              $ 49,304
   Add distribution savings on assumed conversion of
     company-obligated mandatorily redeemable
     preferred securities, net of tax .....................          1,539                  --
                                                                  --------              --------
Net income for computation of primary earnings
   per common share .......................................       $ 58,535              $ 49,304
                                                                  ========              ========
Net income for computation of fully diluted
     earnings per common share ............................       $ 58,535              $ 49,304
                                                                  ========              ========
Net income per common share:
   Assuming primary dilution ..............................       $    .42              $    .38
                                                                  ========              ========

   Assuming full dilution .................................       $    .42              $    .38
                                                                  ========              ========

                  WENDY'S INTERNATIONAL, INC. AND SUBSIDIARIES
                                   EXHIBIT 11
                   COMPUTATION OF NET INCOME PER COMMON SHARE


                                                               (In thousands, except per share data)
                                                                YEAR-TO-DATE           YEAR-TO-DATE
                                                               JUNE 29, 1997          JUNE 30, 1996
                                                               -------------          -------------
Weighted average number
   of common shares outstanding ...........................        114,702               107,354
   Shares issuable pursuant to employee stock option
       plans less shares assumed repurchased at the
       average market price ...............................          1,620                 2,566
   Shares issuable upon conversion of company-
       obligated mandatorily redeemable preferred
       securities .........................................          7,573                  --
   Shares issuable upon conversion of exchangeable
       shares .............................................         16,450                16,450
                                                                  --------              --------
NUMBER OF SHARES FOR COMPUTATION OF
   PRIMARY EARNINGS PER COMMON SHARE ......................        140,345               126,370
     Add net additional shares issuable pursuant to
       employee stock option plans at period-end
       market price .......................................             53                    30
     Add additional shares issuable
       assuming conversion of
       subordinated debentures ............................           --                   4,788
                                                                  --------              --------
NUMBER OF SHARES FOR COMPUTATION OF
   FULLY DILUTED EARNINGS  PER COMMON SHARE ...............        140,398               131,188
                                                                  ========              ========

Net income ................................................       $ 81,633              $ 68,758
   Add distribution savings on assumed conversion of
     company-obligated mandatorily redeemable
     preferred securities, net of tax .....................          3,091                  --
                                                                  --------              --------
Net income for computation of primary earnings
   per common share .......................................         84,724                68,758
     Add interest savings on assumed conversion
     of subordinated debentures, net of tax ...............           --                   1,014
                                                                  --------              --------
Net income for computation of fully diluted
     earnings per common share ............................       $ 84,724              $ 69,772
                                                                  ========              ========
Net income per common share:
   Assuming primary dilution ..............................       $    .60              $    .54
                                                                  ========              ========

   Assuming full dilution .................................       $    .60              $    .53
                                                                  ========              ========

                                       17